Exhibit 99.1

Mersana Therapeutics Provides Business Update and Announces
Third Quarter 2023 Financial Results

•	Advancing dose escalation portion of Phase 1 clinical trial of XMT-1660, Mersana’s B7-H4 Dolasynthen ADC

•	Preparations underway to resume enrollment in Phase 1 clinical trial of XMT-2056, Mersana’s HER2 Immunosynthen ADC

•	Capital resources expected to support current operating plan commitments into 2026

•	Conference call today at 8:00 a.m. ET

CAMBRIDGE, Mass., November 7, 2023 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today provided a business update and reported financial results for the third quarter ended September 30, 2023.

“Our team has made considerable progress on multiple fronts in recent months as we seek to demonstrate the clinical potential of our next-generation ADC platforms,” said Martin Huber, M.D., President and Chief Executive Officer of Mersana Therapeutics. “With recent clinical presentations at the European Society of Medical Oncology (ESMO) Congress 2023 affirming B7-H4 as an intriguing oncology target, we are advancing XMT-1660 in Phase 1 dose escalation with plans to initiate dose expansion in 2024. Additionally, we are now preparing to resume enrollment in our Phase 1 clinical trial of XMT-2056, a novel HER2-directed STING-agonist ADC product candidate. We believe this progress and the actions we have taken to right-size the company provide an exciting opportunity to advance our clinical assets to their next milestones.”

Mersana’s Recent Activities and Strategic Priorities

Advance XMT-1660 and Mersana’s Dolasynthen Platform: Dolasynthen is Mersana’s next-generation cytotoxic ADC platform that is designed to generate site-specific, homogeneous ADCs, utilizes a proprietary auristatin payload and has the ability to match the drug-to-antibody ratio (DAR) to specific targets. The company is currently advancing a Phase 1 trial of XMT-1660, a B7-H4-directed Dolasynthen ADC with a precise, target-optimized DAR 6, and it has begun to enroll patients in backfill cohorts at clinically relevant doses as part of the dose escalation design. Mersana expects to complete the dose escalation portion of this Phase 1 clinical trial by the end of 2023 and initiate the dose expansion portion of the trial in 2024. Additionally, Mersana is supporting Janssen Biotech, Inc. under a collaboration and license agreement focused on discovering novel Dolasynthen ADCs for up to three targets. In the third quarter of 2023, Mersana received $6 million in milestone payments from this agreement.

Advance XMT-2056 and Mersana’s Immunosynthen Platform: Immunosynthen is Mersana’s proprietary STING-agonist platform that is designed to generate systemically administered ADCs that locally activate STING signaling in both tumor-resident immune cells and in antigen-expressing cells to unlock the anti-tumor potential of innate immune stimulation. Mersana recently announced the lifting of the U.S. Food and Drug Administration’s clinical hold on the Phase 1 clinical trial of XMT-2056, the company's lead Immunosynthen ADC candidate that targets a novel HER2 epitope, and work is now underway to resume enrollment in the trial. In August 2022, Mersana entered into a global collaboration providing GSK plc with an exclusive option to co-develop and commercialize XMT-2056. GSK has not exercised this option to date. Additionally, Mersana is supporting Merck KGaA, Darmstadt, Germany under a collaboration and license agreement that focuses on discovering novel Immunosynthen ADCs for up to two targets.

UPLIFT Data Analysis

In the third quarter of 2023, the company reported top-line data from UPLIFT, its Phase 2 clinical trial of upifitamab rilsodotin (UpRi), that showed the trial did not meet its primary endpoint. UpRi is an ADC targeting the sodium-dependent phosphate transport protein NaPi2b that was developed utilizing the company’s first-generation Dolaflexin platform. Mersana is completing its analysis of UPLIFT results and plans to share detailed efficacy and safety data with the medical and scientific community in the first half of 2024.

Third Quarter 2023 Financial Results

•	Net cash used in operating activities for the third quarter of 2023 was $46.1 million.

•	Cash, cash equivalents and marketable securities as of September 30, 2023 were $241.0 million, compared to $280.7 million as of December 31, 2022. Mersana expects that its available funds will be sufficient to support its current operating plan commitments into 2026.

•	Collaboration revenue for the third quarter of 2023 was $7.7 million, compared to $5.6 million for the same period in 2022. The year-over-year increase was primarily related to Mersana’s collaboration agreement with Merck KGaA, Darmstadt, Germany.

•	Research and development (R&D) expenses for the third quarter of 2023 were $30.5 million, compared to $50.6 million for the same period in 2022. The decline in R&D expenses was primarily related to reduced manufacturing and clinical costs related to UpRi and XMT-2056 and reduced employee compensation. Included in third quarter 2023 R&D expenses were $2.2 million in non-cash stock-based compensation expenses.

•	General and administrative (G&A) expenses for the third quarter of 2023 were $12.9 million, compared to $14.6 million during the same period in 2022. The year-over-year decline in G&A expenses was primarily related to reduced consulting and professional services fees and reduced employee compensation. Included in third quarter 2023 G&A expenses were $1.8 million in non-cash stock-based compensation expenses.

•	Mersana incurred $8.2 million in restructuring expenses for the third quarter of 2023 related primarily to severance-related costs and contract termination expenses.

•	Net loss for the third quarter of 2023 was $41.7 million, or $0.35 per share, compared to a net loss of $59.8 million, or $0.61 per share, for the same period in 2022.

Conference Call Reminder

Mersana will host a conference call today at 8:00 a.m. ET to discuss business updates and its financial results for the third quarter of 2023. To access the call, please dial 877-270-2148 (domestic) or 412-902-6510 (international). A live webcast of the presentation will be available on the Investors & Media section of the Mersana website at www.mersana.com, and a replay of the webcast will be available in the same location following the conference call for approximately 90 days.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that are generating a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning Mersana’s strategic priorities; its plans regarding the clinical development of XMT-1660 and XMT-2056, including with respect to the resumption of Mersana’s Phase 1 clinical trial of XMT-2056; Mersana’s cash runway; Mersana’s collaborations with third parties; and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including XMT-1660 and XMT-2056; the risk that Mersana may face delays in resuming its Phase 1 clinical trial of XMT-2056; the occurrence of impediments to Mersana’s ability to execute its planned restructuring and strategic reprioritization as currently contemplated; the risk that restructuring expenses may be higher than expected; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 8, 2023, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Mersana Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands and unaudited)

	September 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$240,986	$280,712
Working capital(1)	181,805	227,686
Total assets	262,904	334,340
Total stockholders' equity	52,195	92,057

(1) The company defines working capital as current assets less current liabilities.

Mersana Therapeutics, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data, and unaudited)

	Three months ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Collaboration revenue	$7,698	$5,573	$26,154	$11,893
Operating expenses:
Research and development	30,531	50,639	126,774	127,676
General and administrative	12,894	14,573	49,409	42,158
Restructuring expenses	8,214	—	8,214	—
Total operating expenses	51,639	65,212	184,397	169,834
Total other income (expense), net	2,285	(172)	6,117	(1,347)
Net loss	(41,656)	(59,811)	(152,126)	(159,288)
Net loss per share — basic and diluted	$(0.35)	$(0.61)	$(1.33)	$(1.75)
Weighted-average number of common shares — basic and diluted	120,521,985	97,641,936	114,595,910	91,173,989

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com